UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2024

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	BMRC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 7.01 of the Current Report on Form 8-K filed on November 15, 2024 (the “Original Form 8-K”) to include information on a subsequent paydown of a non-accrual loan in slides 7 and 29 of the investor presentation furnished as Exhibit 99.1 thereto (the “Exhibit”). The revised presentation is furnished as Exhibit 99.1 to this Amendment No. 1. No other changes have been made to the Original Form 8-K.

Section 7 - Regulation FD

Item 7.01     Regulation FD Disclosure

As announced on November 15, 2024, Bank of Marin Bancorp's (Nasdaq BMRC) President and Chief Executive Officer Tim Myers, Executive Vice President and Chief Financial Officer Tani Girton, Executive Vice President and Chief Credit Officer Misako Stewart, and Senior Vice President and Treasurer David Bonaccorso will participate in the Keefe Bryuette & Woods Virtual West Coast Bank Field Trip November 19, 2024.

A copy of the presentation slides as updated per the Explanatory Note above will be available on Bank of Marin's website at http://www.bankofmarin.com under “Investor Relations/News & Market Data/Presentations” on November 19, 2024. Refer to the 2024 KBW Virtual West Coast Bank Field Trip 2024.

The updated presentation is furnished hereto as Exhibit 99.1 and fully replaces the previously furnished presentation.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description

99.1	2024 KBW Virtual West Coast Bank Field Trip - Amended
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	11/19/2024	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer